Exhibit 95.1

Mine Safety Disclosures

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires companies to disclose in their periodic reports information about the coal and other mines at which they are an operator. The operations of the Company at coal and other mines in the U.S. are inspected by the Mine Safety and Health Administration (“MSHA”) on an ongoing basis.

In evaluating the information regarding mine safety and health, investors should take into account the fact that the Federal Mine Safety and Health Act (the “Mine Act”) has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without fault. If, in the opinion of an MSHA inspector, a condition that violates the Mine Act or regulations promulgated pursuant to it exists, then a citation or order will be issued regardless of whether the operator had any knowledge of, or fault in, the existence of that condition. Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation or order often depends on the opinions or experience of the MSHA inspector.

Whenever MSHA believes that a violation of the Mine Act, any health or safety standard, or any regulation has occurred, it may issue a citation or order which describes the violation and fixes a time within which the operator must abate the violation. In some situations, such as when MSHA believes that conditions pose a hazard to miners, MSHA may issue an order requiring cessation of operations, or removal of miners from the area of the mine, affected by the condition until the hazards are corrected.

Citations and orders can be contested before the Federal Mine Safety and Health Review Commission (the "Commission"), and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. These cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA.

The table that follows reflects citations, orders, violations and proposed assessments issued to the Company by MSHA during the quarter ended January 31, 2015 and all pending legal actions as of January 31, 2015.  Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Hycroft								No	No
Swift Creek Outside Lake City, Florida								No	No
Mosaic – Hookers Prairie								No	No
Boron Operations								No	No
CR Briggs								No	No
Barrick Gold, Turguoise Ridge								No	No
ISP Minerals								No	No
Gold Corp Marigold Mine								No	No
Barrick Ruby Hill								No	No
Barrick Golden Sunlight								No	No
Barrick/ Kinross Round Mountain Gold								No	No

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Newmont, Buffalo Valley								No	No
Nevada Copper								No	No
Barrick Cortez								No	No
FMI Sierrita Mine, AZ								No	No
Jim Walters								No	No
Nyrstar Young								No	No
Nyrstar Gordonsville								No	No
Drummond								No	No
Carmeuse								No	No
Morgan Worldwide								No	No
Carmeuse								No	No
Lafarge NA								No	No
Lafarge								No	No
Lhoist NA								No	No
Mingo Logan								No	No
US Gypsum								No	No
Sweetwater								No	No
Libson Vallet								No	No
Twenty Mile Coal								No	No
Barrick Goldstrike								No	No
URS Morenci								No	No
Freeport-McMoRan Sierrita								No	No
Cyprus Tohono Corp.								No	No
Sun Valley Plant								No	No
CML Metals								No	No
FMI Bagdad								No	No
FMI Morenci								No	No
FMI Miami								No	No
Twin Buttes								No	No
FMI – Tyrone								No	No
Newmont-Carlin								No	No
Silver Bell Mining								No	No
Allied NV Hycroft								No	No
Imerys Plant #1								No	No
PCS Phosphates								No	No
Noranda Alumina								No	No
Agnico Eagle-West Pequop								No	No
Allied NV Gold-Hycroft Mine								No	No
Allied NV – Hasbrook								No	No
AMEC-Sullivan Ranch								No	No
American Lithium Minerals-								No	No
Asacro-Chilito								No	No
Asarc-Mission								No	No
Asarco-Ray								No	No

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Asarco-Silver Bell								No	No
Barrick Arturo (Dee)								No	No
Barrick Bald. Mt.								No	No
Barrick Cortez								No	No
Barrick EXP Surf & UG								No	No
Barrick Turquoise Ridge Surf/UG								No	No
Barrick-Goldstrike								No	No
Barrick-Goldstrike UG								No	No
Barrick-Ruby Hill								No	No
BH Minerals-								No	No
BHP-Pinto Valley								No	No
Canamex Resources-Bruner								No	No
Cayden Resources US Inc-Quartz MT.								No	No
Centerra-Ren								No	No
Coeur Rochester-Rochester								No	No
Comstock-								No	No
Cooper One-								No	No
Dynasty Gold								No	No
Evolving Gold Corp.								No	No
Freeport McMoRan-Bagdad								No	No
Freeport McMoRan-Christmas Mine								No	No
Freeport McMoRan- Chino								No	No
Freeport McMoRan-Dragoon								No	No
Freeport McMoRan-Miami								No	No
Freeport McMoRan-Morenci								No	No
Freeport McMoRan-Safford								No	No
Freeport McMoRan-Sierrita								No	No

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Freeport McMoRan-Twin Buttes								No	No
Fronteer Development– Long Cany.								No	No
Gold Acquisition Corp.								No	No
Gold Reef-Rim Rock								No	No
Gold Standard Ventures-Railroad								No	No
Golden Predator-								No	No
Golden Vertex – Moss Mine								No	No
Grammercy Facility								No	No
Great Basin Gold-Ivanhoe/Hollister								No	No
Gryphon Gold-Borealis								No	No
Harvest Gold-Rosebud								No	No
Hayden Concentrator								No	No
JR Simplot – Soda Springs								No	No
Kennecott UT Copper- Bingham								No	No
KGHM International, Ltd.(Formerly Quadra) Mining-Robinson								No	No
Klondex-Fire Creek								No	No
Marigold								No	No
Meridian Gold-								No	No
Metallic Ventures-Converse								No	No
Metallic Ventures-Gold Field								No	No
Mettalic Ventures- Gemfield								No	No
Midway-Pancake								No	No
Mineral Ridge								No	No
Minerals Technology								No	No
Miranda Gold								No	No
Montezuma-Red Canyon								No	No
Musgrove Mineral								No	No
Nevada Copper-Pumpkin								No	No
Newmont-Carlin								No	No

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Newmont Exploration								No	No
Newmont Genex								No	No
Newmont Leeville								No	No
Newmont-Lonetree								No	No
Newmont McCoy Cove								No	No
Newmont-Midas Surf / UG								No	No
Newmont Phoenix								No	No
Newmont Twin-Creeks								No	No
Northgate Minerals								No	No
Oracle Ridge Mining								No	No
Paramount Gold and Silver								No	No
Paris Hills Agricom								No	No
Pilot Gold								No	No
Premier Gold Mines-								No	No
Quaterra Resources-								No	No
Regal Resources – Camp Verde								No	No
Renaissance Gold – Spruce MT								No	No
Rio Tinto-Resolution								No	No
Romarco Minerals-Haile Gold Mine								No	No
Round Mt. Gold								No	No
Rye Patch Gold								No	No
Snowstorm LLC								No	No
Solitario Exp-Mt. Hamilton								No	No
Talon Gold-N. Bullfrog								No	No
Tatmar Ventures								No	No
TGC Holdings								No	No
Thompson Creek Mining								No	No
Trio Gold								No	No
US Gold-								No	No
Victoria Res.								No	No
Vista NV								No	No
Western Pacific Resources								No	No
WPC Resources								No	No
WK Mining								No	No
Yukon NV Gold – Surface								No	No
Heritage Coal								No	No
Carmeuse Lime								No	No

Mine or Operating Name/MSHA	Section 104 S&S (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Hilltop Basic Resources								No	No
Hilltop Basic Resources								No	No
Noranda Alumin S. Flourocarbon								No	No
Noranda Alumina East Flourocarbon								No	No
Carmeuse								No	No
Carmeuse								No	No
Imery's								No	No

A citations, orders and assessments reflected above are those initially issued or proposed by MSHA.  They do not reflect subsequent changes in the level of severity of a citation or order or the value of an assessment that may occur as a result of proceedings conducted in accordance with MSHA rules and regulations.

The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. As of January 31, 2015, the Company has a total of 0 matters pending before the Commission.  All of these matters concern contests of citations or orders issued under section 104 of the Mine Act, along with the contests of the proposed penalties for each of these. During the quarter ended January 31, 2015, 0 actions were instituted before the Commission and 0 matters were resolved.